Exhibit 99.1

UNITY BANCORP INC

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
January 12, 2024

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $9.8 Million and Full Year Earnings of $39.7 Million

Net Income
(In Millions)
$10.5
$10.0
$9.5
$9.0
$8.5
$8.0
$7.5
10.0
10.3
9.7
9.9
9.8
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

EPS
$0.96
$0.01 Q/Q
ROA
1.59%
0.02 bps Q/Q
ROE
15.12%
0.72 bps Q/Q
NIM
4.06%
0.10 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"I am proud to share with you the outstanding financial results of Unity Bancorp Inc. for the 2023 fiscal year, a period that was marked by unprecedented challenges in the banking sector. We achieved a record year of earnings with $39.7 million in net income, or $3.84 per diluted share. For the fourth quarter, we generated $9.8 million in net income, or $0.96 per diluted share.

In the fourth quarter, we saw NIM expansion, partially attributable to core deposit growth allowing us to pay down more expensive wholesale funding sources. We also benefited from higher interest rates on our loan portfolio. Moreover, we improved our loan to deposit ratio to approximately 113% at the end of 2023, compared to approximately 118% at the end of 2022.

We faced a turbulent operating environment in 2023, with persistent inflation and an inverted yield curve. We successfully navigated these headwinds by staying focused on delivering top-notch financial products and best-in-class customer service.

We remain confident that we have a solid foundation for continued growth and profitability in 2024. We will remain true to our values of customer satisfaction, community engagement and employee empowerment. We will seek to continue to manage our risks prudently, while pursuing our strategic objectives, including generating industry leading returns for our shareholders."

Clinton, NJ -- Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $9.8 million, or $0.96 per diluted share, for the quarter ended December 31, 2023, compared to net income of $9.9 million, or $0.97 per diluted share for the quarter ended September 30, 2023. This represents a 1.8% decrease in net income and a 1.0% decrease in net income per diluted share.  For the twelve months ended December 31, 2023, the Company reported net income of $39.7 million or $3.84 per diluted share, compared to net income of $38.5 million or $3.59 per diluted share for the twelve months ended December 31, 2022. This represents a 3.3% increase in net income and a 7.0% increase in net income per diluted share.

Fourth Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $24.0 million for the quarter ended December 31, 2023, an increase of $0.5 million, as compared to $23.5 million for the quarter ended September 30, 2023. Net interest margin (“NIM”) increased 10 basis points to 4.06% for the quarter ended December 31, 2023, compared to the quarter ended September 30, 2023. The increase was primarily due to assets repricing and the mix shift of interest-bearing liabilities.
●	The provision for credit losses on loans was $0.4 million for the quarter ended December 31, 2023, compared to $0.5 million for the quarter ended September 30, 2023. The decrease was primarily driven by slower loan growth in the fourth quarter of 2023. The provision for off-balance sheet credit losses was $0.1 million for the quarter ended December 31, 2023, compared to $22 thousand for the quarter ended September 30, 2023.
●	Provision for Available For Sale (“AFS”) debt security impairment was $1.3 million for the quarter ended December 31, 2023, as compared to no provision for the prior quarter. The impairment was entirely attributable to one corporate senior debt security in the AFS portfolio. The Company owns $5 million in par of this position and the issuing company recently restated earnings and was unprofitable during the first three quarters of 2023.
●	Noninterest income was $2.6 million for the quarter ended December 31, 2023, compared to $2.0 million for the quarter ended September 30, 2023. The $0.6 million increase was primarily due to increased SBA gains on sale and mark-to-market increases in the Company’s equity portfolio, which is primarily compromised of bank common and preferred shares. These increases were partially offset by decreased BOLI income, which contained one-time claim events in the prior quarter.
●	Noninterest expense was $11.7 million for the quarter ended December 31, 2023, compared to $12.0 million for the quarter ended September 30, 2023. The decrease was primarily driven by lower compensation expenses and other expenses. These decreases were partially offset by higher professional services, loan collection, processing and communications, and furniture and equipment related expenses.
●	The effective tax rate was 25.1% for the quarter ended December 31, 2023, compared to 23.7% for the quarter ending September 30, 2023. The increase in the current quarter, is primarily due to the aforementioned BOLI payouts in the prior quarter. As it pertains to other tax matters, Unity Bancorp decided to exit its captive insurance subsidiary in Q4 2023 as a result of recently issued proposed regulations from the US Treasury Department. The captive insurance subsidiary saved an estimated $0.3 million to $0.4 million of federal tax expenses per year.

Balance Sheet Highlights

●	Total gross loans increased $65.5 million, or 3.1%, from December 31, 2022, primarily due to increases in commercial and residential mortgage loans. These increases were partially offset by decreases in the residential construction, consumer and SBA loans.
●	As of December 31, 2023, the allowance for credit losses as a percentage of gross loans was 1.19%.
●	Total deposits increased $136.6 million, or 7.6%, from December 31, 2022. As of December 31, 2023, 17.2% of total deposits were uninsured or uncollateralized. Further, the Company’s deposit base was 46.1% retail, 25.5% business, 18.0% municipal, and 10.4% Brokered CDs. The Company’s deposit composition as of December 31, 2023, consisted of 29.4% in savings deposits, 21.8% in noninterest bearing demand deposits, 32.5% time deposits and 16.3% in interest-bearing demand deposits.
●	As of December 31, 2023, the loan to deposit ratio was approximately 112.9%, which is above the Company’s target threshold of 110%. Consistent with the prior quarter and to bring the ratio in line with the Company’s target, the Company is intentionally reducing non-owner occupied CRE lending volumes and continues to execute upon its retail banking deposit gathering strategies.
●	As of December 31, 2023, investments comprised 5.3% of total assets. Available for sale debt securities (“AFS”) were $91.8 million or 3.6% of total assets. Held to maturity (“HTM”) debt securities were $36.1 million or 1.4% of total assets. As of December 31, 2023, pre-tax net unrealized losses on AFS and HTM were $4.5 million and $6.5 million, respectively. These pre-tax unrealized losses represent approximately 4.0% of the Bancorp’s Tier 1 capital. Equity securities were $7.8 million or 0.3% of total assets as of December 31, 2023.
●	Borrowed funds decreased $26.6 million from December 31, 2022. Borrowed funds were entirely comprised of borrowings from the FHLB.

●	Shareholders’ equity was $261.4 million as of December 31, 2023, compared to $239.2 million as of December 31, 2022. The $22.2 million increase was primarily driven by 2023 earnings, partially offset by share repurchase and dividend payments. In the fourth quarter of 2023, Unity Bancorp repurchased 64,860 shares for approximately $1.5 million, or a weighted average price of $23.46 per share. For the full year 2023, Unity Bancorp repurchased 656,397 shares for approximately $15.5 million, or a weighted average price of $23.69 per share.
●	Book value per common share was $25.98 as of December 31, 2023, compared to $22.60 as of December 31, 2022 primarily as a result of earnings.
●	Below is a summary of the Company’s regulatory capital ratios:
o	Leverage Ratio: 11.14% at December 31, 2023, compared to 10.88% at December 31, 2022.
o	Common Equity Tier 1 Capital Ratio: 12.70% at December 31, 2023, compared to 11.76% at December 31, 2022.
o	Tier 1 Capital Ratio: 13.18% at December 31, 2023, compared to 12.25% at December 31, 2022.
o	Total Capital Ratio: 14.43% at December 31, 2023, compared to 13.48% at December 31, 2022.
●	The Company and the Bank are electing to opt out of the Community Bank Leverage ratio, effective December 31, 2023.
●	At December 31, 2023, the Company held $194.8 million of cash and cash equivalents. Further, the Company maintained approximately $537.4 million of funding available from various funding sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 221.5% of uninsured or uncollateralized deposits.
●	As of December 31, 2023, nonperforming assets were $19.2 million, compared to $9.1 million of nonperforming assets as of December 31, 2022. As of December 31, 2023, over 50% of nonperforming loans consisted of residential mortgage loans, which are well-secured. The Company diligently reviews nonperforming assets and potential problem credits, taking proactive measures to promptly address and resolve any issues. Nonperforming loans to total loans was 0.88% as of December 31, 2023. Nonperforming assets to total assets was 0.74% as of December 31, 2023.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.6 billion in assets and $1.9 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of COVID-19 on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

December 31, 2023

				December 31, 2023 vs.
				September 30, 2023	December 31, 2022
(In thousands, except percentages and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022%		%
BALANCE SHEET DATA
Total assets	$2,578,507	$2,563,006	$2,444,948	0.6%	5.5%
Total deposits	1,924,140	1,884,910	1,787,528	2.1	7.6
Total gross loans	2,172,063	2,173,189	2,106,559	(0.1)	3.1
Total securities	135,689	136,091	140,946	(0.3)	(3.7)
Total shareholders' equity	261,430	252,384	239,227	3.6	9.3
Allowance for credit losses	25,854	25,918	25,196	(0.2)	2.6

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$13,048	$13,047	$13,634	-	(4.3)
Provision for income taxes	3,278	3,097	3,678	5.8	(10.9)
Net income	$9,770	$9,950	$9,956	(1.8)	(1.9)

Net income per common share - Basic	$0.97	$0.98	$0.94	(1.0)	3.2
Net income per common share - Diluted	0.96	0.97	0.93	(1.0)	3.2

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	1.59%	1.61%	1.72%
Return on average equity	15.12	15.84	16.82
Efficiency ratio **	43.06	46.59	43.16
Net interest margin	4.06	3.96	4.47

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$52,995		$51,421		3.1
Provision for income taxes	13,288		12,964		2.5
Net income	$39,707		$38,457		3.3

Net income per common share - Basic	$3.89		$3.66		6.3
Net income per common share - Diluted	3.84		3.59		7.0

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	1.63%		1.80%
Return on average equity	16.05		17.28
Efficiency ratio **	44.99		42.69
Net interest margin	4.06		4.37

SHARE INFORMATION
Market price per share	$29.59	$23.43	$27.33	26.3	8.3
Dividends paid	0.12	0.12	0.11	-	9.1
Book value per common share	25.98	24.95	22.60	4.1	15.0
Average diluted shares outstanding (QTD)	10,209	10,258	10,740	(0.5)	(4.9)

CAPITAL RATIOS***
Total equity to total assets	10.14%	9.85%	9.78%
Leverage ratio	11.14	10.76	10.88
Common Equity Tier 1 Capital Ratio	12.70	12.16	11.76
Risk-based Tier 1 Capital Ratio	13.18	12.64	12.25
Risk-based Total Capital Ratio	14.43	13.88	13.48

CREDIT QUALITY AND RATIOS
Nonperforming assets	$19,186	$18,307	$9,065	4.8	111.6
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.09)%	(0.11)%	(0.06)%
Allowance for credit losses to total loans	1.19	1.19	1.20
Nonperforming loans to total loans	0.88	0.84	0.43
Nonperforming assets to total assets	0.74	0.71	0.37

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities and provision for impairment losses, AFS securities.

*** Represents Bancorp consolidated capital ratios.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2023

				December 31, 2023 vs.
				September 30, 2023	December 31, 2022
(In thousands, except percentages)	December 31, 2023	September 30, 2023	December 31, 2022%		%

ASSETS
Cash and due from banks	$20,668	$26,224	$19,699	(21.2)%	4.9%
Interest-bearing deposits	174,108	135,223	95,094	28.8	83.1
Cash and cash equivalents	194,776	161,447	114,793	20.6	69.7
Securities:
Debt securities available for sale, at market value	91,765	92,122	95,393	(0.4)	(3.8)
Debt securities held to maturity, at book value	36,122	35,956	35,760	0.5	1.0
Equity securities, at market value	7,802	8,013	9,793	(2.6)	(20.3)
Total securities	135,689	136,091	140,946	(0.3)	(3.7)
Loans:
SBA loans held for sale	18,242	19,387	27,928	(5.9)	(34.7)
SBA loans held for investment	38,584	40,873	38,468	(5.6)	0.3
SBA PPP loans	2,318	2,507	5,908	(7.5)	(60.8)
Commercial loans	1,277,460	1,276,156	1,187,543	0.1	7.6
Residential mortgage loans	631,506	628,628	605,091	0.5	4.4
Consumer loans	72,676	72,189	78,164	0.7	(7.0)
Residential construction loans	131,277	133,450	163,457	(1.6)	(19.7)
Total loans	2,172,063	2,173,189	2,106,559	(0.1)	3.1
Allowance for credit losses	(25,854)	(25,918)	(25,196)	(0.2)	2.6
Net loans	2,146,209	2,147,272	2,081,363	-	3.1
Premises and equipment, net	19,567	19,783	20,002	(1.1)	(2.2)
Bank owned life insurance ("BOLI")	25,230	25,223	26,776	-	(5.8)
Deferred tax assets	12,552	13,249	12,345	(5.3)	1.7
Federal Home Loan Bank ("FHLB") stock	18,435	19,882	19,064	(7.3)	(3.3)
Accrued interest receivable	13,582	16,101	13,403	(15.6)	1.3
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	10,951	22,442	14,740	(51.2)	(25.7)
Total assets	$2,578,507	$2,563,006	$2,444,948	0.6%	5.5%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$419,636	$425,436	$494,184	(1.4)%	(15.1)%
Interest-bearing demand	313,352	297,705	276,218	5.3	13.4
Savings	565,088	548,325	591,826	3.1	(4.5)
Brokered time deposits	199,667	197,636	154,563	1.0	29.2
Time deposits	426,397	415,808	270,737	2.5	57.5
Total deposits	1,924,140	1,884,910	1,787,528	2.1	7.6
Borrowed funds	356,438	388,610	383,000	(8.3)	(6.9)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,924	1,412	691	36.3	178.4
Accrued expenses and other liabilities	24,265	25,380	24,192	(4.4)	0.3
Total liabilities	2,317,077	2,310,622	2,205,721	0.3	5.0
Shareholders' equity:
Common stock	100,426	99,741	97,204	0.7	3.3
Retained earnings	191,108	182,557	156,958	4.7	21.8
Treasury stock, at cost	(27,367)	(25,954)	(11,675)	5.4	134.4
Accumulated other comprehensive loss	(2,737)	(3,960)	(3,260)	(30.9)	(16.0)
Total shareholders' equity	261,430	252,384	239,227	3.6	9.3
Total liabilities and shareholders' equity	$2,578,507	$2,563,006	$2,444,948	0.6%	5.5%

Shares issued	11,424	11,411	11,289
Shares outstanding	10,063	10,115	10,584
Treasury shares	1,361	1,296	705

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2023

				December 31, 2023 vs.
	For the three months ended			September 30, 2023		December 31, 2022
(In thousands, except percentages and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$466	$483	$319	$(17)	(3.5)%	$147	46.1%
FHLB stock	331	364	220	(33)	(9.1)	111	50.5
Securities:
Taxable	1,886	1,848	1,589	38	2.1	297	18.7
Tax-exempt	17	17	19	-	-	(2)	(10.5)
Total securities	1,903	1,865	1,608	38	2.0	295	18.3
Loans:
SBA loans	1,303	1,379	1,370	(76)	(5.5)	(67)	(4.9)
SBA PPP loans	8	25	50	(17)	(68.0)	(42)	(84.0)
Commercial loans	20,646	20,299	15,894	347	1.7	4,752	29.9
Residential mortgage loans	9,091	8,462	7,111	629	7.4	1,980	27.8
Consumer loans	1,391	1,525	1,217	(134)	(8.8)	174	14.3
Residential construction loans	2,619	2,588	2,536	31	1.2	83	3.3
Total loans	35,058	34,278	28,178	780	2.3	6,880	24.4
Total interest income	37,758	36,990	30,325	768	2.1	7,433	24.5
INTEREST EXPENSE
Interest-bearing demand deposits	1,546	1,429	703	117	8.2	843	119.9
Savings deposits	3,607	3,178	1,475	429	13.5	2,132	144.5
Time deposits	5,703	5,033	1,258	670	13.3	4,445	353.3
Borrowed funds and subordinated debentures	2,871	3,817	2,180	(946)	(24.8)	691	31.7
Total interest expense	13,727	13,457	5,616	270	2.0	8,111	144.4
Net interest income	24,031	23,533	24,709	498	2.1	(678)	(2.7)
Provision for credit losses, loans	413	534	1,632	(121)	(22.7)	(1,219)	(74.7)
Provision for credit losses, off-balance sheet	115	22	20	93	422.7	95	475.0
Provision for impairment losses, AFS securities	1,283	-	-	1,283	*NM	1,283	*NM
Net interest income after provision for credit losses	22,220	22,977	23,057	(757)	(3.3)	(837)	(3.6)
NONINTEREST INCOME
Branch fee income	256	278	224	(22)	(7.9)	32	14.3
Service and loan fee income	550	385	618	165	42.9	(68)	(11.0)
Gain on sale of SBA loans held for sale, net	403	-	103	403	*NM	300	291.3
Gain on sale of mortgage loans, net	351	488	167	(137)	(28.1)	184	110.2
BOLI income	9	679	142	(670)	(98.7)	(133)	(93.7)
Net securities gains (losses)	617	(123)	319	740	*NM	298	93.4
Other income	382	336	373	46	13.7	9	2.4
Total noninterest income	2,568	2,043	1,946	525	25.7	622	32.0
NONINTEREST EXPENSE
Compensation and benefits	7,250	7,440	7,160	(190)	(2.6)	90	1.3
Processing and communications	822	705	682	117	16.6	140	20.5
Occupancy	775	763	758	12	1.6	17	2.2
Furniture and equipment	756	645	683	111	17.2	73	10.7
Professional services	492	348	341	144	41.4	151	44.3
Advertising	328	405	339	(77)	(19.0)	(11)	(3.2)
Loan related expenses	398	215	141	183	85.1	257	*NM
Deposit insurance	353	397	270	(44)	(11.1)	83	30.7
Director fees	218	209	218	9	4.3	-	-
Other expenses	348	846	777	(498)	(58.9)	(429)	(55.2)
Total noninterest expense	11,740	11,973	11,369	(233)	(1.9)	371	3.3
Income before provision for income taxes	13,048	13,047	13,634	1	-	(586)	(4.3)
Provision for income taxes	3,278	3,097	3,678	181	5.8	(400)	(10.9)
Net income	$9,770	$9,950	$9,956	$(180)	(1.8)%	$(186)	(1.9)%

Effective tax rate	25.1%	23.7%	27.0%

Net income per common share - Basic	$0.97	$0.98	$0.94
Net income per common share - Diluted	0.96	0.97	0.93

Weighted average common shares outstanding - Basic	10,066	10,128	10,557
Weighted average common shares outstanding - Diluted	10,209	10,258	10,740
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2023

	For the years ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2023	2022	$	%
INTEREST INCOME
Interest-bearing deposits	$1,724	$735	$989	134.6%
FHLB stock	1,369	396	973	245.7
Securities:
Taxable	7,271	4,754	2,517	52.9
Tax-exempt	72	53	19	35.8
Total securities	7,343	4,807	2,536	52.8
Loans:
SBA loans	5,489	4,303	1,186	27.6
SBA PPP loans	137	1,596	(1,459)	(91.4)
Commercial loans	76,966	53,820	23,146	43.0
Residential mortgage loans	34,194	22,395	11,799	52.7
Consumer loans	5,742	4,132	1,610	39.0
Residential construction loans	10,530	8,555	1,975	23.1
Total loans	133,058	94,801	38,257	40.4
Total interest income	143,494	100,739	42,755	42.4
INTEREST EXPENSE
Interest-bearing demand deposits	5,306	1,384	3,922	283.4
Savings deposits	11,239	3,110	8,129	261.4
Time deposits	17,340	2,757	14,583	528.9
Borrowed funds and subordinated debentures	14,612	3,380	11,232	332.3
Total interest expense	48,497	10,631	37,866	356.2
Net interest income	94,997	90,108	4,889	5.4
Provision for credit losses, loans	1,832	4,159	(2,327)	(56.0)
Provision for credit losses, off-balance sheet	53	115	(62)	(53.9)
Provision for impairment losses, AFS securities	1,283	-	1,283	*NM
Net interest income after provision for credit losses	91,829	85,834	5,995	7.0
NONINTEREST INCOME
Branch fee income	997	1,117	(120)	(10.7)
Service and loan fee income	1,928	2,433	(505)	(20.8)
Gain on sale of SBA loans held for sale, net	1,299	954	345	36.2
Gain on sale of mortgage loans, net	1,546	1,399	147	10.5
BOLI income	852	636	216	34.0
Net securities gains (losses)	7	(1,313)	1,320	100.5
Other income	1,513	2,819	(1,306)	(46.3)
Total noninterest income	8,142	8,045	97	1.2
NONINTEREST EXPENSE
Compensation and benefits	29,051	26,949	2,102	7.8
Processing and communications	2,994	2,848	146	5.1
Occupancy	3,087	2,963	124	4.2
Furniture and equipment	2,780	2,493	287	11.5
Professional services	1,563	1,401	162	11.6
Advertising	1,436	1,212	224	18.5
Loan related expenses	918	518	400	77.2
Deposit insurance	1,715	1,022	693	67.8
Director fees	847	916	(69)	(7.5)
Other expenses	2,585	2,136	449	21.0
Total noninterest expense	46,976	42,458	4,518	10.6
Income before provision for income taxes	52,995	51,421	1,574	3.1
Provision for income taxes	13,288	12,964	324	2.5
Net income	$39,707	$38,457	$1,250	3.3%

Effective tax rate	25.1%	25.2%

Net income per common share - Basic	$3.89	$3.66
Net income per common share - Diluted	3.84	3.59

Weighted average common shares outstanding - Basic	10,207	10,508
Weighted average common shares outstanding - Diluted	10,338	10,705
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

December 31, 2023

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2023			December 31, 2022
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$34,725	$466	5.33%	$37,640	$319	3.37%
FHLB stock	12,563	331	10.46	11,785	220	7.39
Securities:
Taxable	133,827	1,886	5.64	134,661	1,589	4.72
Tax-exempt	1,583	18	4.13	1,741	20	4.47
Total securities (A)	135,410	1,904	5.62	136,402	1,609	4.72
Loans:
SBA loans	58,962	1,303	8.84	67,448	1,370	8.13
SBA PPP loans	2,376	8	1.36	6,355	50	3.17
Commercial loans	1,270,550	20,646	6.36	1,134,102	15,894	5.48
Residential mortgage loans	630,598	9,091	5.77	569,698	7,111	4.99
Consumer loans	71,026	1,391	7.66	75,229	1,217	6.33
Residential construction loans	133,485	2,619	7.68	156,282	2,536	6.35
Total loans (B)	2,166,997	35,058	6.33	2,009,114	28,178	5.49
Total interest-earning assets	$2,349,695	$37,759	6.38%	$2,194,941	$30,326	5.48%

Noninterest-earning assets:
Cash and due from banks	22,367			20,352
Allowance for credit losses	(26,064)			(24,301)
Other assets	94,253			109,515
Total noninterest-earning assets	90,556			105,566
Total assets	$2,440,251			$2,300,507

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$322,739	$1,546	1.90%	$289,524	$703	0.96%
Total savings deposits	549,237	3,607	2.61	636,230	1,475	0.92
Total time deposits	625,409	5,703	3.62	385,423	1,258	1.29
Total interest-bearing deposits	1,497,385	10,856	2.88	1,311,177	3,436	1.04
Borrowed funds and subordinated debentures	236,278	2,871	4.75	231,720	2,180	3.68
Total interest-bearing liabilities	$1,733,663	$13,727	3.14%	$1,542,897	$5,616	1.44%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	421,229			496,993
Other liabilities	29,047			25,820
Total noninterest-bearing liabilities	450,276			522,813
Total shareholders' equity	256,312			234,797
Total liabilities and shareholders' equity	$2,440,251			$2,300,507

Net interest spread		$24,032	3.24%		$24,710	4.04%
Tax-equivalent basis adjustment		(1)			(1)
Net interest income		$24,031			$24,709
Net interest margin			4.06%			4.47%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

December 31, 2023

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2023			September 30, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$34,725	$466	5.33%	$34,597	$483	5.54%
FHLB stock	12,563	331	10.46	15,485	364	9.32
Securities:
Taxable	133,827	1,886	5.64	135,132	1,848	5.47
Tax-exempt	1,583	18	4.13	1,692	18	4.27
Total securities (A)	135,410	1,904	5.62	136,824	1,866	5.45
Loans:
SBA loans	58,962	1,303	8.84	60,108	1,379	9.18
SBA PPP loans	2,376	8	1.36	2,523	25	3.94
Commercial loans	1,270,550	20,646	6.36	1,266,185	20,299	6.27
Residential mortgage loans	630,598	9,091	5.77	628,544	8,462	5.39
Consumer loans	71,026	1,391	7.66	75,246	1,525	7.93
Residential construction loans	133,485	2,619	7.68	139,045	2,588	7.28
Total loans (B)	2,166,997	35,058	6.33	2,171,651	34,278	6.18
Total interest-earning assets	$2,349,695	$37,759	6.38%	$2,358,557	$36,991	6.22%

Noninterest-earning assets:
Cash and due from banks	22,367			22,841
Allowance for credit losses	(26,064)			(26,478)
Other assets	94,253			100,428
Total noninterest-earning assets	90,556			96,791
Total assets	$2,440,251			$2,455,348

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$322,739	$1,546	1.90%	$304,287	$1,429	1.86%
Total savings deposits	549,237	3,607	2.61	547,000	3,178	2.30
Total time deposits	625,409	5,703	3.62	597,664	5,033	3.34
Total interest-bearing deposits	1,497,385	10,856	2.88	1,448,951	9,640	2.64
Borrowed funds and subordinated debentures	236,278	2,871	4.75	300,608	3,817	4.97
Total interest-bearing liabilities	$1,733,663	$13,727	3.14%	$1,749,559	$13,457	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	421,229			429,321
Other liabilities	29,047			27,192
Total noninterest-bearing liabilities	450,276			456,513
Total shareholders' equity	256,312			249,276
Total liabilities and shareholders' equity	$2,440,251			$2,455,348

Net interest spread		$24,032	3.24%		$23,534	3.17%
Tax-equivalent basis adjustment		(1)			(1)
Net interest income		$24,031			$23,533
Net interest margin			4.06%			3.96%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

December 31, 2023

	For the years ended
(Dollar amounts in thousands, interest amounts and	December 31, 2023			December 31, 2022
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$34,233	$1,724	5.04%	$95,427	$735	0.77%
FHLB stock	15,508	1,369	8.83	6,405	396	6.18
Securities:
Taxable	135,806	7,271	5.35	121,314	4,754	3.92
Tax-exempt	1,698	76	4.48	1,461	58	3.99
Total securities (A)	137,504	7,347	5.34	122,775	4,812	3.92
Loans:
SBA loans	61,834	5,489	8.88	65,197	4,303	6.60
SBA PPP loans	2,919	137	4.69	19,095	1,596	8.36
Commercial loans	1,240,783	76,966	6.20	1,040,624	53,820	5.10
Residential mortgage loans	624,146	34,194	5.48	484,923	22,395	4.62
Consumer loans	75,018	5,742	7.65	77,382	4,132	5.27
Residential construction loans	148,520	10,530	7.09	136,778	8,555	6.17
Total loans (B)	2,153,220	133,058	6.18	1,823,999	94,801	5.13
Total interest-earning assets	$2,340,465	$143,498	6.13%	$2,048,606	$100,744	4.92%

Noninterest-earning assets:
Cash and due from banks	22,478			23,100
Allowance for credit losses	(26,149)			(22,920)
Other assets	102,204			87,930
Total noninterest-earning assets	98,533			88,110
Total assets	$2,438,998			$2,136,716

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$306,820	$5,306	1.73%	$269,789	$1,384	0.51%
Total savings deposits	552,864	11,239	2.03	674,335	3,110	0.46
Total time deposits	561,075	17,340	3.09	315,910	2,757	0.87
Total interest-bearing deposits	1,420,759	33,885	2.38	1,260,034	7,251	0.58
Borrowed funds and subordinated debentures	304,419	14,612	4.80	112,799	3,380	2.96
Total interest-bearing liabilities	$1,725,178	$48,497	2.81%	$1,372,833	$10,631	0.77%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	439,653			518,244
Other liabilities	26,780			23,104
Total noninterest-bearing liabilities	466,433			541,348
Total shareholders' equity	247,387			222,535
Total liabilities and shareholders' equity	$2,438,998			$2,136,716

Net interest spread		$95,001	3.32%		$90,113	4.15%
Tax-equivalent basis adjustment		(4)			(5)
Net interest income		$94,997			$90,108
Net interest margin			4.06%			4.40%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

December 31, 2023

Amounts in thousands, except percentages	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$25,918	$25,988	$26,201	$25,196	$23,861
Impact of the adoption of ASU 2016-13 ("CECL")	-	-	-	847	-
Provision for credit losses on loans charged to expense	413	534	777	108	1,632
	26,331	26,522	26,978	26,151	25,493
Less: Chargeoffs
SBA loans	-	100	-	113	59
Commercial loans	252	500	-	-	-
Residential mortgage loans	93	-	-	-	-
Consumer loans	181	52	225	120	300
Residential construction loans	100	-	900	-	-
Total chargeoffs	626	652	1,125	233	359
Add: Recoveries
SBA loans	4	1	15	-	-
Commercial loans	23	10	96	271	26
Residential mortgage loans	-	-	-	-	2
Consumer loans	11	37	24	12	34
Residential construction loans	111	-	-	-	-
Total recoveries	149	48	135	283	62
Net (chargeoffs)/recoveries	(477)	(604)	(990)	50	(297)
Balance, end of period	$25,854	$25,918	$25,988	$26,201	$25,196

LOAN QUALITY INFORMATION:

Nonperforming loans:
SBA loans	$3,444	$3,445	$3,591	$4,325	$690
Commercial loans	1,948	750	835	1,144	1,582
Residential mortgage loans	11,272	10,530	8,607	5,565	3,361
Consumer loans	381	130	-	-	-
Residential construction loans	2,141	3,201	3,182	3,473	3,432
Total nonperforming loans	19,186	18,056	16,215	14,507	9,065
OREO	-	251	251	176	-
Nonperforming assets	19,186	18,307	16,466	14,683	9,065

Loans 90 days past due & still accruing	$946	$265	$-	$-	$-

Nonperforming loans to total loans	0.88%	0.84	0.76	0.68	0.43
Nonperforming assets to total assets	0.74	0.71	0.65	0.59	0.37

Allowance for loan losses to:
Total loans at quarter end	1.19%	1.19%	1.20%	1.23%	1.20
Total nonperforming loans	134.75	141.57	157.83	178.44	277.95

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

December 31, 2023

(In thousands, except %'s, employee, office and per share amounts)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023
SUMMARY OF INCOME:
Total interest income	$37,758	$36,990	$35,392	$33,354	$30,325
Total interest expense	13,727	13,457	11,870	9,443	5,616
Net interest income	24,031	23,533	23,522	23,911	24,709
Provision for credit losses	1,811	556	693	108	1,652
Net interest income after provision for credit losses	22,220	22,977	22,829	23,803	23,057
Total noninterest income	2,568	2,043	2,115	1,416	1,946
Total noninterest expense	11,740	11,973	11,835	11,428	11,369
Income before provision for income taxes	13,048	13,047	13,109	13,791	13,634
Provision for income taxes	3,278	3,097	3,409	3,504	3,678
Net income	$9,770	$9,950	$9,700	$10,287	$9,956

Net income per common share - Basic	$0.97	$0.98	$0.96	$0.98	$0.94
Net income per common share - Diluted	0.96	0.97	0.95	0.96	0.93

COMMON SHARE DATA:
Market price per share	$29.59	$23.43	$23.59	$22.81	$27.33
Dividends paid	0.12	0.12	0.12	0.12	0.11
Book value per common share	25.98	24.95	24.12	23.34	22.60

Weighted average common shares outstanding - Basic	10,066	10,128	10,103	10,538	10,557
Weighted average common shares outstanding - Diluted	10,209	10,258	10,203	10,686	10,740
Issued common shares	11,424	11,411	11,387	11,335	11,289
Outstanding common shares	10,063	10,115	10,119	10,292	10,584
Treasury shares	1,361	1,296	1,268	1,043	705

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.59%	1.61%	1.60%	1.72%	1.72%
Return on average equity	15.12	15.84	16.19	17.14	16.82
Efficiency ratio**	43.06	46.59	45.54	44.56	43.16

BALANCE SHEET DATA:
Total assets	$2,578,507	$2,563,006	$2,552,301	$2,475,851	$2,444,948
Total securities	135,689	136,091	137,061	138,264	140,946
Total loans	2,172,063	2,173,190	2,167,367	2,130,919	2,106,559
Allowance for credit losses	25,854	25,918	25,988	26,201	25,196
Total deposits	1,924,140	1,884,910	1,849,528	1,823,921	1,787,528
Total shareholders' equity	261,430	252,384	244,073	240,459	239,227

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.38%	6.22%	6.07%	5.84%	5.48%
Interest-bearing liabilities	3.14	3.05	2.75	2.27	1.44
Net interest spread	3.24	3.17	3.32	3.57	4.04
Net interest margin	4.06	3.96	4.04	4.19	4.49

CREDIT QUALITY:
Nonperforming assets	$19,186	$18,307	$16,466	$14,683	$9,065
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.09)%	(0.11)%	(0.18)%	0.01%	(0.06)%
Allowance for credit losses to total loans	1.19	1.19	1.20	1.23	1.20
Nonperforming loans to total loans	0.88	0.84	0.76	0.68	0.43
Nonperforming assets to total assets	0.74	0.71	0.65	0.59	0.37

CAPITAL RATIOS*** AND OTHER:
Total equity to total assets	10.14%	9.85%	9.56%	9.71%	9.78%
Leverage ratio	11.14	10.76	10.49	10.38	10.88
Common Equity Tier 1 Capital Ratio	12.70	12.16	11.74	11.76	11.76
Risk-based Tier 1 Capital Ratio	13.18	12.64	12.21	12.25	12.25
Risk-based Total Capital Ratio	14.43	13.88	13.45	13.50	13.48

Number of banking offices	21	21	20	20	19
Number of employees	237	232	230	228	231

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities and provision for impairment losses, AFS securities.

'*** Represents Bancorp consolidated capital ratios.